EXHIBIT 10.1
                                                         Conformed Copy

                           STOCKHOLDER AGREEMENT


                        dated as of April 28, 1995


                                   among


                            HLR Holdings Inc.,

                           Roche Holdings, Inc.,

                          Hoffmann-La Roche Inc.




                National Health Laboratories Holdings Inc.




                   TABLE OF CONTENTS
                                                          Page


                       ARTICLE 1
                      DEFINITIONS

Definitions.................................................  1


                       ARTICLE 2
                 CORPORATE GOVERNANCE

Composition of the Board of Directors.......................  7
Solicitation and Voting of Shares...........................  9
Committees of the Board of Directors........................ 10
Management Committee........................................ 11
Notice for Board and Committee Meetings..................... 12
Vacancies on Board Committees and the Management Committee.. 12
Approval Required for Certain Actions....................... 12
Enforcement of this Agreement............................... 15
Certificate of Incorporation and By-laws.................... 15
Governance of Company Subsidiaries.......................... 15
Strategic Planning Process.................................. 15
Operating Planning Processes................................ 16
Headquarters of the Company................................. 16


                       ARTICLE 3
                 ANTI-DILUTIVE RIGHTS

Anti-dilutive Rights........................................ 16


                       ARTICLE 4
     ACQUISITIONS OF ADDITIONAL EQUITY SECURITIES

Limitation on Additional Acquisitions....................... 17


                       ARTICLE 5
            TRANSFERS OF EQUITY SECURITIES

Transfers of Equity Securities.............................. 18


                       ARTICLE 6
                  REGISTRATION RIGHTS

Demand Registration......................................... 18
Conditions to Demand Registrations.......................... 18
Additional Conditions to Demand Offerings................... 19
Piggyback Registration...................................... 20
Reduction of Offering....................................... 20
Filings; Registration Procedures............................ 21
Registration Expenses....................................... 23
Indemnification by the Company.............................. 23
Indemnification by the Investor............................. 24
Conduct of Indemnification Proceedings...................... 24
Contribution................................................ 25


                       ARTICLE 7
               FURNISHING OF INFORMATION

Furnishing of Information................................... 26


                       ARTICLE 8
                       COVENANTS

Rule 144 and Rule 144A...................................... 27
No Inconsistent Agreements.................................. 28


                       ARTICLE 9
                     MISCELLANEOUS

Notices..................................................... 28
      9.2.  Amendments; Waivers......................................... 29
      9.3.  Severability................................................ 29
      9.4.  Entire Agreement............................................ 29
      9.5.  Successors and Assigns...................................... 30
      9.6.  Parties in Interest......................................... 30
      9.7.  Counterparts; Effectiveness................................. 30
      9.8.  Governing Law............................................... 30
      9.9.  Specific Performance........................................ 30
      9.10. Termination................................................. 30
      9.11. Waiver of Jury Trial........................................ 31


                             STOCKHOLDER AGREEMENT



         STOCKHOLDER AGREEMENT dated as of April 28, 1995 among HLR Holdings Inc., a Delaware corporation ("HLR"), Roche Holdings, Inc., a Delaware corporation ("Holdings") (HLR and Holdings are referred to herein collectively as the "Investor"), Hoffmann-La Roche Inc., a New Jersey corporation (the "Roche Holder" and, for purposes of Articles 6 and 8, the Roche Holder shall be deemed to be, together with HLR and Holdings, the "Investor"), and National Health Laboratories Holdings Inc., a Delaware corporation (the "Company").

         WHEREAS, the Company, the Investor and Roche Biomedical Laboratories, Inc., a wholly-owned subsidiary of the Investor ("RBL"), entered into an Agreement and Plan of Merger dated as of December 13, 1994 (the "Merger Agreement") pursuant to which among other things (i) RBL is being merged with and into the Company (the "Merger"), (ii) all of the issued and outstanding stock of RBL (except for shares held by RBL in its treasury) is being converted in the Merger into shares of Common Stock (as defined below) of the Company, (iii) Roche Holder is purchasing certain warrants (the "Roche Warrants") from the Company at the Effective Time and (iv) shares of the Company's Common Stock are being converted in the Merger into the Conversion Consideration (as defined in the Merger Agreement), all upon the terms and subject to the conditions set forth in the Merger Agreement; and

         WHEREAS, the Investor, the Company, Mafco Holdings Inc., a Delaware corporation ("Mafco") and National Health Care Group, Inc., a Delaware corporation ("NHCG") and a significant stockholder of the Company, have entered into the Sharing and Call Option Agreement dated as of December 13, 1994 providing, among other things, certain rights and obligations with respect to the Company's Common Stock held by NHCG (the "Sharing and Call Option Agreement"); and

         WHEREAS, in connection with the Merger, the Investor, Roche Holder and the Company desire to set forth certain agreements and understandings regarding the Investor's and Roche Holder's interests in the Company;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, the Investor, Roche Holder and the Company hereby agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

         SECTION 1.1. Definitions. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that no member of the Investor Group shall be deemed an Affiliate of any other stockholder solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Annual Operating Plan" means, for any year, the operating plan of the Company and its Subsidiaries which plan shall provide for an analysis of gross profits, summary of operating expenses, personnel levels, pricing, budgets for niche businesses, cash flows, capital expenditures and return on funds assigned, and shall be consistent with the then applicable Strategic Plan or the Initial Synergy Plan (as applicable) of the Company.

         "Anti-dilutive Rights" has the meaning set forth in Section 3.1(a) hereof.

         "Associate" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act as in effect on the date hereof.

         "Audit Committee" means the Audit Committee of the Board of Directors described in Section 2.3(a)(i) hereof.

         "Board" or "Board of Directors" means the Board of Directors of the Company except where the context requires otherwise.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized by law or executive order to close.

         "By-laws" means the by-laws of the Company, as amended from time to time in accordance herewith.

         "Certificate of Incorporation" means the certificate of incorporation of the Company, as amended from time to time in accordance herewith.

         "Common Stock" means the common stock of the Company, par value $.01 per share.

         "Company" has the meaning set forth in the recitals of this Agreement.

         "Demand Registration" has the meaning described in Section 6.1(a) hereof.

         "Director" means a member of the Board of Directors.

         "Discriminatory Transaction" means any transaction or other corporate action (other than those imposed pursuant to the express terms of this Agreement and other than those imposed with identical effect on all stockholders) which would (x) impose limitations on the legal rights of the Investor or any of its Affiliates or Associates as a stockholder of the Company, including, without limitation, any action which would impose restrictions based upon the size of security holding, nationality of a securityholder, the business in which a securityholder is engaged or other considerations applicable to the Investor and not to stockholders generally,
(y) deny any benefit to the Investor or any of its Affiliates or Associates, proportionately as a holder of any class of Voting Stock, that is made available to other holders of any class of Voting Stock or (z) otherwise materially adversely discriminate against the Investor, its Affiliates or its Associates as stockholders of the Company.

         "Effectiveness of this Agreement" means the Effective Time (as defined in the Merger Agreement).

         "Employee Benefits Committee" means the Employee Benefits Committee of the Board of Directors described in Section 2.3(a)(iii) hereof.

         "Equity Security" means (i) any Common Stock or other Voting Stock,
(ii) any debt or equity securities of the Company convertible into or exchangeable for Common Stock or other Voting Stock or (iii) any options, rights or warrants (including the Warrants and any similar securities) issued by the Company to acquire Common Stock or other Voting Stock.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "GAAP" means generally accepted accounting principles in effect in the United States.

         "HLR" has the meaning set forth in the recitals of this Agreement.

         "Holdings" has the meaning set forth in the recitals of this Agreement.

         "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (iii) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (iv) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (v) all guarantees by such Person of Indebtedness of others, (vi) all obligations of such Person in respect to interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, in each case other than those entered into primarily as a hedge, and (vii) all capital lease obligations of such Person.

         "Indemnified Party" has the meaning set forth in Section 6.10 hereof.

         "Indemnifying Party" has the meaning set forth in Section 6.10 hereof.

         "Independent Director" means a Director of the Company who is none of
(i) an officer, employee, Affiliate or Associate of the Company or an officer, employee or director of any Affiliate or Associate of the Company, (ii) an officer, employee, director, Affiliate or Associate of the Investor or (iii) an Investor Director.

         "Initial Period" has the meaning set forth in Section 2.1(b) hereof.

         "Initial Synergy Plan" means the Strategic Plan applicable to the initial two-year period following the Effectiveness of this Agreement.

         "Inspectors" has the meaning set forth in Section 6.6(h) hereof.

         "Investor" has the meaning set forth in the recitals of this Agreement.

         "Investor Director" means a Director who has been designated for such position by the Investor in accordance with Section 2.1(b) hereof.

         "Investor Group" means the Investor and its Affiliates (other than the Company and its Subsidiaries).

         "Investor Group Interest" means the percentage of Total Voting Power, determined on the basis of the number of shares of Voting Stock actually outstanding, that is controlled, directly or indirectly, by the Investor and its Affiliates (other than the Company and its Subsidiaries).

         "Maintenance Securities" has the meaning set forth in Section 3.1(a) hereof.

         "Management Committee" means the Management Committee of the Company as described in Section 2.4 hereof.

         "Market Purchase" means an acquisition of Equity Securities that is within the definition of "Rule 10b-18 purchase" under Rule 10b-18(a)(3) promulgated under the Exchange Act as in effect on the date hereof that satisfies the conditions of Rule 10b-18(b).

         "Merger" has the meaning set forth in the recitals of this Agreement.

         "Merger Agreement" has the meaning set forth in the recitals of this Agreement.

         "Nominating Committee" means the Nominating Committee of the Board of Directors as described in Section 2.3(a)(ii) hereof.

         "Other Holders" means holders of Equity Securities other than any member of the Investor Group.

         "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an incorporated or unincorporated organization, a government or any department or agency thereof.

         "Piggyback Registration" has the meaning set forth in Section 6.4 hereof.

         "Public Offering" means an underwritten public offering of Equity Securities pursuant to an effective Registration Statement under the Securities Act.

         "RBL" has the meaning set forth in the recitals of this Agreement.

         "Records" has the meaning set forth in Section 6.6(h) hereof.

         "Registrable Securities" means Equity Securities (including any Common Stock or other Voting Stock issuable upon any conversion or exercise of any Equity Securities which are convertible securities) held by the Investor Group which are Restricted Securities until (i) a registration statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) are met, or such securities may be sold pursuant to Rule 144(k) or
(iii) such securities are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a legend restricting transfer of such securities and such securities may be resold without subsequent registration under the Securities Act.

         "Registration Expenses" means (i) all registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities registered), (iii) printing expenses, (iv) internal expenses of the Issuer (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vii) reasonable fees and expenses of one counsel for the Investor selected by the Investor, (viii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. including fees and expenses of any "qualified independent underwriter" and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities; but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses (except as set forth in clause (vii) above) of the Investor (or the agents who manage their accounts) or any fees and expenses of underwriter's counsel.

         "Registration Statement" means a registration statement filed by the Company with the SEC in accordance with the Securities Act.

         "Restricted Securities" means any Equity Securities which are restricted securities within the meaning of Rule 144(a)(3) (or any successor provision), promulgated under the Securities Act.

         "Roche Holder" has the meaning set forth in the recitals of this Agreement.

         "Roche Warrants" has the meaning set forth in the recitals of this Agreement.

         "Rule 144" and "Rule 144A" means Rule 144 and Rule 144A, as amended, respectively (or any successor provisions), promulgated under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Sharing and Call Option Agreement" has the meaning set forth in the recitals of this Agreement.

         "Special Majority Vote of the Board" means approval by a majority of the entire Board of Directors, which majority includes a majority of all Investor Directors and at least one Independent Director.

         "Strategic Plan" means the strategic plan of the Company and its Subsidiaries which sets forth the strategic direction for the Company and its Subsidiaries and their businesses (by strategic business units) for a period of five fiscal years and which provides for, among other things: an analysis of the business environment, business objectives and strategies, business revenues, financial forecasts, capital plans, acquisition and divestiture plans, if any, business segment analysis, and niche business plans.

         "Strategic Review" means a review and process that determines whether the Strategic Plan is still valid, reviews progress to date, updates key elements of the Strategic Plan, if deemed necessary, and proposes modifications in objectives and strategies if deemed necessary. Such process shall include a review of (i) whether assumptions (including, as to market factors, competition, regulation, patents, etc.) are still valid; (ii) whether objectives are still realistic; (iii) whether strategies and programs are on track; (iv) whether resource assessments are still valid; and (v) and updated outlook (financial and nonfinancial) if material deviations are expected.

         "Subsidiary" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

         A "Substantial Part" of any Person means, as of any date of determination, more than 10% of the fair market value of the total assets of such Person and its Subsidiaries as of the end of such Person's most recent fiscal quarter ending prior to such date of determination.

         "13D Group" means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock which would be required under, Section 13(d) of the Exchange Act, and the rules and regulations thereunder (as in effect, and based on legal interpretations thereof existing, on the date hereof), to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

         "Total Voting Power" means the aggregate number of votes entitled to be voted in an election of Directors of the Company by all of the outstanding Voting Stock.

         "Voting Power" means the ability to vote or to control, directly or indirectly, by proxy or otherwise, the voting of any Voting Stock in the election of Directors.

         "Voting Stock" means securities having the right to vote generally in any election of Directors of the Company.

         "Warrant Agreement" means the agreement between the Company and the warrant agent designated therein pursuant to which, warrants, including the Roche Warrants, are being issued as contemplated by the Merger Agreement.

         "Warrant Shares" means Common Stock issued upon exercise of the Warrants.

         "Warrants" means the warrants issued pursuant to the Warrant Agreement, including the Roche Warrants.

         All terms defined in this Agreement in the singular shall have a comparable meaning when used in the plural, and vice versa. For the purpose of this Agreement, the phrases "to the knowledge of" or "known to" mean, with respect to any Person, (i) known to any officer or senior manager of such Person or any Subsidiary of such Person or (ii) could reasonably be expected to be known to any such officer or senior manager.


                                   ARTICLE 2
                             CORPORATE GOVERNANCE

         SECTION 2.1. Composition of the Board of Directors. In consideration of the Investor's interest in the Company following consummation of the Merger, the composition of the Board of Directors shall be determined as provided in this Article 2. The composition of the Board of Directors and the manner of selecting members thereof shall be as follows:

         (a) At and after the Effectiveness of this Agreement, the Board of Directors shall be comprised of seven Directors. The number of Directors comprising the Board may be changed only with the approval of the Board in accordance with Section 2.7.

         (b) Immediately upon the Effectiveness of this Agreement, the Company, through its Board of Directors, shall cause to be duly appointed to its Board three individuals designated prior to the Merger by the Investor to the Company, which individuals shall include Mr. Jean-Luc Belingard, Mr. Thomas P. Mac Mahon and Dr. James Powell (unless any such individual is unable to serve in such capacity, in which event the Board shall duly elect as a Director one or more substitute individuals designated by the Investor prior to the Merger), provided that any individual so designated other than the aforementioned Persons shall be reasonably acceptable to a majority of the Independent Directors in office immediately prior to the Effectiveness of this Agreement. (Each individual designated by the Investor to be a Director pursuant to the terms of this Agreement shall be referred to herein as an "Investor Director" and all such Persons shall be referred to herein as the "Investor Directors".) For a period commencing at the Effectiveness of this Agreement and ending at the first anniversary thereof (the "Initial Period"), Mr. James R. Maher shall (unless he is unwilling or unable to serve) be a Director and shall be elected by the Board of Directors to serve as Chairman of the Board for such Initial Period. During the Initial Period, Mr. Mac Mahon shall be elected by the
Board of Directors to serve as Vice Chairman of the Board. Following the Initial Period (or at such earlier time as Mr. Maher shall die, resign, retire or be disqualified or removed from office), (i) Mr. Maher shall resign his positions and not stand for reelection as a Director or as a member of any committee of the Board or of the Management Committee (if he is then serving on any such committee) and (ii) Mr. Mac Mahon shall be elected by the Board of Directors to serve as the Chairman of the Board. The position of Vice
Chairman will be eliminated after the Initial Period. During the Initial Period, the remaining three Directors shall be Independent Directors and shall be Persons mutually acceptable to the Investor and a majority of the members of the Board of Directors in office immediately prior to the Effectiveness of this Agreement and may include one or more Persons who were Independent Directors prior to the Effective Time, such Persons to serve in each case until the expiration of the term of his respective election (or any earlier termination, resignation or removal).

         (c) Except as otherwise provided in Section 2.1(b) with respect to the Initial Period, at all times from and after the Effectiveness of this Agreement, the Directors shall be nominated as follows (it being understood that such nomination shall include any nomination of any incumbent Director for reelection to the Board of Directors):

             (i) the Investor shall have the right to designate three Investor Directors, each of whom shall be nominated for Director by the Nominating Committee; and

            (ii) the Nominating Committee shall nominate the remaining Directors, each of whom (A) shall have an outstanding reputation for personal integrity and distinguished achievement in areas relevant to the Company (in applying the foregoing criteria the Nominating Committee shall be guided by the quality of the individuals currently serving as Directors of the Company) and (B) shall be an Independent Director.

The composition of the Board of Directors may be changed only with the approval of the Board in accordance with Section 2.7.

         (d) If (i) at any time the Investor Group Interest is less than 30% but at least 20%, the Investor shall have the right to designate for nomination two Investor Directors and (ii) at any time the Investor Group Interest shall be less than 20% but at least 10%, the Investor shall have the right to designate for nomination one Investor Director.

         (e) If at any time when Mr. Mac Mahon (or any successor) shall be serving as Chairman of the Board, he (or such successor) dies, resigns, retires, is disqualified or is removed from office, such position shall be filled by the Board in accordance with Section 2.7.

         (f) The Investor and the Nominating Committee, respectively, shall have the right to designate any replacement for a Director designated for nomination or nominated in accordance with this Section 2.1 by the Investor or the Nominating Committee, respectively, upon the death, resignation, retirement, disqualification or removal from office for other cause of such Director. Such replacement for any Independent Director shall also be an Independent Director conforming to the standard set forth in Section 2.1(c)(ii). The Board of Directors shall duly appoint as a Director each Person so designated to fill a vacancy on the Board.


         (g) Without limiting the generality of Section 2.1(c), in the event that at any time after the Effectiveness of this Agreement the number of Investor Directors on the Board of Directors differs from the number that the Investor has the right (and desire) to designate, (i) if the number of Investor Directors exceeds such number, the Investor shall promptly take all appropriate action to cause to resign that number of the Investor Directors as is required to make the remaining number of such Investor Directors conform to the provisions of this Agreement or (ii) if the number of Investor Directors otherwise is less than such number, the Board shall take all necessary action to create sufficient vacancies on the Board to permit the Investor to designate the full number of Investor Directors which it is entitled (and desires) to designate pursuant to the provisions of this Agreement (such action may include but need not be limited to seeking the resignation or removal of Directors or, at the request of the Investor and/or calling a special meeting of the shareholders of the Company for the purpose of removing Directors to create such vacancies to the extent permitted by applicable law). Upon the creation of any vacancy pursuant to the preceding sentence, the Investor shall designate the Person to fill any such vacancy in accordance with the provisions of this Agreement and the Board of Directors shall elect each Person so designated.

         SECTION 2.2. Solicitation and Voting of Shares. (a) With respect to each meeting of stockholders of the Company at which Directors are to be elected, the Company shall use its best efforts to solicit from the stockholders of the Company eligible to vote in the election of Directors proxies in favor of the nominees selected in accordance with Section 2.1.

         (b) In any election of Directors or any meeting of the stockholders of the Company called expressly for the removal of Directors, so long as the Board of Directors includes (and will include after any such election or removal) the number of Investor Directors (and the proportion of the entire Board the Investor is entitled (and desires) to designate as nominees for Investor Directors hereunder) contemplated by Section 2.1, the Investor shall be, and shall use its best efforts to cause its Affiliates to be, present for purposes of establishing a quorum, and shall vote all of their shares of Voting Stock (i) in favor of any nominee or Director selected in accordance with Section 2.1, (ii) in favor of removal of any Director as contemplated by Section 2.1(g), and (iii) against the removal of any Director designated in accordance with Section 2.1 other than (A) for cause and (B) pursuant to Section 2.1(g). In any other matter submitted to a vote of the stockholders of the Company, the Investor Group may vote any or all of its shares of Voting Stock and other Equity Securities in its sole discretion unless such matter was approved by the Investor or a majority of the Investor Directors in accordance with Section 2.7, in which case the Investor shall, and shall use its best efforts to cause its Affiliates to, vote all of their Voting Stock and any other Equity Securities in favor of such matter.

         (c) The Investor agrees that it will, and will use its best efforts to cause its Affiliates (other than the Company and its Subsidiaries) to, take all action as a stockholder of the Company or as is otherwise reasonably within its control, as necessary to effect the provisions of this Agreement.

         SECTION 2.3. Committees of the Board of Directors. (a) Subject to the general oversight and authority of the full Board of Directors, the Board of Directors shall establish, empower, maintain and elect the members of the following committees of the Board of Directors at all times while this Agreement is in effect:

             (i)  an Audit Committee, comprised solely of Independent
      Directors;

            (ii) a Nominating Committee which shall, subject to Section 2.1, be responsible for recommending the nomination of Directors and be comprised and conduct itself as follows:

                  (A) after the Effectiveness of this Agreement, the Nominating Committee shall be composed of two Independent Directors and one Investor Director;

                  (B) a majority of the Independent Directors shall designate the Independent Directors who shall serve on the Nominating Committee and a majority of the Investor Directors shall designate the Investor Director who shall serve on the Nominating Committee;

                  (C) a quorum of the Nominating Committee required for any action thereby shall require the attendance of all members thereof; and

                  (D) the Nominating Committee shall act by majority vote of the entire Nominating Committee;

           (iii) an Employee Benefits Committee, responsible, among other things, for (A) recommending to the Board of Directors, for approval by a majority of the Board of Directors (subject to Section 2.7), (I) the adoption and amendment of all employee benefit plans and arrangements and (II) the engagement of, terms of any employment agreements and arrangements with and termination of employment of, all Persons who are or would be designated by the Company as "officers" for purposes of
      Section 16 of the Exchange Act (such Persons being referred to herein as "Section 16 Officers") and (B) granting under and administering the Company's stock option incentive plans with respect to the participation therein of Section 16 Officers, which committee shall be comprised solely of Investor Director(s) and Independent Directors (with Independent Directors constituting a majority), who constitute "disinterested persons" (as such term is defined in Rule 16b-3(c) under the Exchange Act), and the Chairman of which committee shall, subject to
      Section 2.1(b), be Mr. Jean-Luc Belingard until his successor is duly elected; and

            (iv) such other committees as the Board of Directors deems necessary or desirable to establish, empower and maintain, provided that such committees are approved by a Special Majority Vote of the Board and are established in compliance with the terms of this Agreement.

         (b) Except as otherwise provided in this Agreement or as agreed by a majority of the Independent Directors and the Investor Directors, the number of Investor Directors serving on each committee of the Board of Directors shall be the same proportion of the total membership of such committee as the number of Investor Directors is of the entire Board of Directors, with a minimum of one member so long as the Investor is entitled hereunder to designate one Investor Director. Any members of any committee which are Investor Directors shall, in the event of any vacancy in such membership, be replaced by a majority of the Investor Directors.

         (c) If the Investor Group Interest shall be less than 30% but more than 20%, the number of Investor Directors serving on each committee of the Board of Directors (other than the Audit Committee) shall be (x) two, if such committee shall have five or more total members, or (y) one, in all other cases. If the Investor Group Interest shall be less than 20% but more than 10%, the number of Investor Directors serving on each committee of the Board of Directors (other than the Audit Committee) shall be one. Any members of any committee which are Investor Directors shall, in the event of any vacancy in such membership, be replaced by a majority of the Investor Directors.

         SECTION 2.4. Management Committee. (a) Immediately after the Effectiveness of this Agreement, the Company shall establish a Management Committee, which shall be comprised and conduct itself as follows:

             (i) the Management Committee shall be comprised of (A) the President and Chief Executive Officer of the Company, who shall serve as the Chairman of the Management Committee, (B) the Chief Operating Officer of the Company, (C) the Chief Financial Officer of the Company,
      (D) the Chief Administrative Officer of the Company, (E) the General Counsel for the Company, (F) the Executive Vice President, Sales and Marketing of the Company, (G) the Executive Vice President, Human Resources of the Company, (H) the Chairman of the Board and (I) the Vice Chairman of the Board, if any, and may include other Board members or executive officers of the Company, in each case in accordance with
      Section 2.7; and

            (ii) the Management Committee shall act by a consensus of the members thereof, provided that such consensus includes the approval of the Chairman of the Management Committee.

         (b) The Management Committee shall have the following responsibilities, authority and duties, and such other responsibilities, authority and duties as the Board (acting by Special Majority Vote of the Board) may from time to time grant, subject to the other provisions of this Agreement, the Certificate of Incorporation and the By-laws:

             (i) review and approval of the Strategic Plan prior to consideration and approval by the Board in accordance with Section 2.7;

            (ii) review and approval of the Annual Operating Plan and annual operating budget of the Company prior to consideration and approval of the Board in accordance with Section 2.7; and

           (iii) overseeing the implementation of the Initial Synergy Plan, including the attainment of the synergy goals of such Plan and the integration of the businesses of RBL and its Subsidiaries (prior to the Merger) and the Company.

         (c) Meetings of the Management Committee shall be conducted at least six times per year, or more often as determined by the Chairman of the Management Committee, in his discretion.

         SECTION 2.5. Notice for Board and Committee Meetings. (a) No action by the Board of Directors or any committee of the Board of Directors shall be valid unless taken at a meeting for which seven days prior notice has been duly given or waived by the Directors or the members of such committee, as the case may be. Such notice shall include a description of the general nature of the business to be transacted at the meeting, and no other business may be transacted at such meeting unless all Directors or members of the committee as the case may be, are present and consent to the consideration of such other business.

         (b) In the case of committee meetings, any committee member unable to participate in Person at any meeting shall be given the opportunity to participate by telephone.

         (c) Each of the committees established by the Board of Directors pursuant to Section 2.3 and the Management Committee established pursuant to
Section 2.4 shall establish and adopt such other rules and procedures for its operation and governance (consistent with the terms of this Agreement and the Company's Certificate of Incorporation and By-laws) as it shall determine appropriate and may seek such consultation and advice as to matters within its purview as it shall require.

         SECTION 2.6.   Vacancies on Board Committees and the Management
Committee.    In the event that any Investor Director or Independent Director ceases to serve on any committee of the Board of Directors or on the Management Committee, the majority of the Investor Directors and the majority of the Independent Directors shall designate, respectively, a replacement member. If after a reasonable time, no successor to such Director is designated in accordance with the terms hereof to serve on such committee, the number of members of such committee may be reduced if such reduction does not (and no such reduction is intended to) result in a change of the relative authorities within such committee among the Investor Directors (taken as a group) and the Independent Directors (taken as a group).

         SECTION 2.7. Approval Required for Certain Actions. (a) So long as the Investor Group Interest shall be 30% or more, no action by the Company or any Subsidiary (including but not limited to any action by their respective boards of directors or any committee thereof) shall be taken with respect to any of the following matters without the approval of the Board which approval shall be by a Special Majority Vote of the Board:

             (i) the appointment of any of the Chairman of the Board, Chief Executive Officer, President, Secretary, Treasurer, General Counsel, Chief Financial Officer, Chief Operating Officer or Chief Administrative Officer or other executive officer in any similar capacity of the Company or any Subsidiary thereof (and the election of any directors to the board of directors of any such Subsidiary);

            (ii) the approval of each Strategic Plan and each Annual Operating Plan developed subsequent to the Effectiveness of this Agreement and any material amendment to, modification of, or deviation from, the Initial Synergy Plan or any other Strategic Plan;

           (iii) any merger or consolidation of the Company or any of its Subsidiaries with or into any Person other than the Company or any of its Subsidiaries;

            (iv) any amendment to the Certificate of Incorporation or By-laws or any adoption of or amendment to the certificate of incorporation or by-laws of any Subsidiary of the Company;

             (v) any acquisition of assets, business, operations or securities by the Company or any Subsidiary thereof by merger or otherwise (whether in one transaction or a series of related transactions) which assets, business, operations or securities would constitute a Substantial Part of the Company measured prior to such transaction;

            (vi) any sale, asset exchange, lease, exchange, mortgage, pledge, transfer or other disposition by merger or otherwise by the Company or any of its Subsidiaries (in one transaction or a series of related transactions) of any Subsidiary of the Company or assets of the Company or any Subsidiary thereof which constitutes a Substantial Part of the Company;

           (vii) the settling of any litigation, investigation or proceeding involving (A) any governmental authority or (B) any amount proposed to be paid in settlement is in excess of $5,000,000;

          (viii) any material transaction between (x) the Company or any of its Subsidiaries, on the one hand, and (y) any stockholder or Affiliate of the Company (other than any Subsidiary of the Company and other than the Investor and its Affiliates), on the other hand (other than as specifically contemplated by the Sharing and Call Option Agreement);

            (ix) the issuance of any security of the Company or any Subsidiaries of the Company (other than as specifically contemplated by the Merger Agreement or the Warrant Agreement or pursuant to the exercise of existing employee stock options);

             (x) capital expenditures individually in excess of $1,000,000 or in the aggregate in excess of $50,000,000 per annum or which represent in the aggregate 110% or more of the total amount provided for in the Annual Operating Plan for such year;

            (xi) a reclassification, combination, split, subdivision or redemption, purchase or other acquisition, directly or indirectly, of any debt or equity securities or other capital stock of the Company except as provided in the Merger Agreement and the Warrant Agreement;

           (xii) any change in the size or composition of the Board of Directors or any committee thereof or of the Management Committee or the establishment of a new committee of the Board;

          (xiii) any incurrence, assumption or issuance by the Company or any of its Subsidiaries of Indebtedness other than (x) Indebtedness existing immediately after the Effective Time) and any refinancings thereof and
      (y) other Indebtedness in an aggregate principal amount at any one time outstanding not to exceed $25,000,000;

           (xiv) the declaration of any dividend or the making of any other distribution with respect to, or the redemption, repurchase or other acquisition of, any class of securities of the Company or any of its Subsidiaries, except as expressly otherwise provided in the Merger Agreement or the Warrant Agreement;

            (xv) the proposal or entry into by the Company or any of its Subsidiaries of any Discriminatory Transaction;

           (xvi)  any relocation of the headquarters of the Company;

          (xvii) the determination of compensation, benefits, perquisites and other incentives for executive officers (other than officers whose total compensation including employee stock options and similar incentives does not exceed $150,000 annually) and the approval or amendment of any plans or contracts in connection therewith;

         (xviii) the adoption or implementation of any takeover defense measures, including the institution, amendment or redemption by the Company or any of its Subsidiaries of any stockholder rights plan or similar plan or device, or any change of control matters (including change of control provisions in agreements to which the Company or any Subsidiary thereof is a party);

           (xix) any transaction involving or any action by the Company or any Subsidiary (A) leading to a circumstance in which any Person or 13D Group (other than the Investor and/or its Affiliates) shall beneficially own Equity Securities representing a percentage of Total Voting Power, or any equity interest in the Company greater than 15% or (B) requiring the approval of holders of a majority of the Voting Stock or Equity Securities;

            (xx) any change in the fiscal year or the accounting or tax principles, or policies with respect to the financial statements, records or affairs of the Company or any Subsidiary, except as required by GAAP or by law; or

           (xxi) the dissolution of the Company or any of its Subsidiaries thereof; the adoption of a plan of liquidation of the Company or any Subsidiaries; or any action by the Company or any of its Subsidiaries to commence any suit, case, proceeding or other action (A) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Company or any of its Subsidiaries, or seeking to adjudicate the Company or any of its Subsidiaries a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to the Company or any of its Subsidiaries or (B) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or any of its Subsidiaries thereof, or for all or any Substantial Part of the Company or any of its Subsidiaries thereof, or making a general assignment for the benefit of the creditors of the Company or any of its Subsidiaries thereof.

         SECTION 2.8. Enforcement of this Agreement. A majority of the Independent Directors shall have full and complete authority on behalf of the Company to enforce the terms of this Agreement.

         SECTION 2.9. Certificate of Incorporation and By-laws. The Company and the Investor shall take or cause to be taken all lawful action necessary to ensure at all times that the Company's Certificate of Incorporation and By-laws are not at any time inconsistent with the provisions of this Agreement. Not later than the Effectiveness of this Agreement, the Board of Directors shall amend the Company's By-laws to reflect the provisions of this
Article 2. At the Investor's request the Board of Directors shall adopt (and if necessary submit and recommend for approval by stockholders) such other amendments to the Company's Certificate of Incorporation or By-laws as may be reasonably necessary to implement the provisions of this Agreement.

         SECTION 2.10. Governance of Company Subsidiaries. The governance of each Subsidiary of the Company shall be conducted in a manner consistent with the governance of the Company as provided in this Agreement. In particular, a Subsidiary shall not take or agree to take any action which, if taken by the Company would require approval of the Investor or a Special Majority Vote of the Board pursuant to the terms of this Agreement, unless such action is first approved by the Investor or a Special Majority Vote of the Board, as the case may be. The Board of Directors shall select the Persons who from time to time shall be elected as the directors of the Company's Subsidiaries subject to
Section 2.7.

         SECTION 2.11. Strategic Planning Process. (a) The parties have cooperated in preparing the Initial Synergy Plan. The President and Chief Executive Officer of the Company shall, on an annual basis, cause to be prepared and proposed to the Management Committee, a Strategic Plan covering a five-year period beginning with the period 1997-2001. Each year the Strategic Plan shall be proposed to the Management Committee not later than May 1st. In connection with the preparation of each Strategic Plan, the President and Chief Executive Officer shall confer on a reasonable basis with the Management Committee and the Board of Directors.

         (b) From time to time, at the request of the President and Chief Executive Officer, and at least once a year during the fourth and fifth fiscal years of a Strategic Plan and prior to the budgeting process for the following year, the President and Chief Executive Officer will hold a Strategic Review with the Management Committee of the Company and, in light of such review, the Management Committee of the Company may propose to the Board of Directors revisions or updates to the Strategic Plan in light of changed circumstance.

         (c) Any proposed Strategic Plan or any revisions or updates to the current Strategic Plan will require approval of the Board of Directors, subject to Section 2.7.

         SECTION 2.12.  Operating Planning Processes.   The President and Chief
Executive Officer will be responsible for the preparation, on an annual basis, of a proposed Annual Operating Plan for each fiscal year which shall be consistent with the then applicable Initial Synergy Plan or Strategic Plan, as the case may be, and shall be submitted to the Management Committee not later than two months before the beginning of such fiscal year. The financial and operating performance goals in each Annual Operating Plan shall be determined by reference to the applicable Strategic Plan, taking into account such factors as the President and Chief Executive Officer determines are appropriate. Any proposed Annual Operating Plan will require approval of the Board of Directors, subject to Section 2.7.

         SECTION 2.13. Headquarters of the Company. As of the Effective Time, the headquarters of the Company shall be the location designated by the Management Committee in accordance with Section 2.4(a).


                                   ARTICLE 3
                             ANTI-DILUTIVE RIGHTS

         SECTION 3.1.   Anti-dilutive Rights.  (a)  Except as provided in
Section 3.1(c) below, the Company shall not issue, sell or transfer any Equity Securities to any Person unless the Investor is offered in writing the right to purchase, at the same price and on the same terms proposed to be issued and sold, an amount of such Equity Securities (the "Maintenance Securities") as is necessary for the Investor Group to maintain the Investor Group Interest as it existed immediately prior to such issuance (the "Anti-dilutive Rights"). The Investor shall have the right, during the period specified in Section 3.1(b) to accept the offer for any or all of the Maintenance Securities.

         (b) If the Investor does not deliver to the Company written notice of acceptance of any offer made pursuant to Section within 20 Business Days after the Investor's receipt of such offer, the Investor shall be deemed to have waived its right to purchase all or any part of its Maintenance Securities as set forth in such offer but the Investor shall retain its rights under this Article 3 with respect to future offers.

         (c) The Anti-dilutive Rights set forth above shall not apply to (i) the grant or exercise of options to purchase Common Stock or the issuance of shares of Common Stock to employees of the Company or any of its Subsidiaries (other than employees who are also employees of a stockholder, their Affiliates or any subsidiary of a stockholder) or otherwise pursuant to a stock option or similar plan in existence on the date hereof or otherwise adopted by the Board of Directors hereafter, (ii) the issuance of Warrant Shares, or of shares of Common Stock issuable upon exercise of any option, warrant, convertible security or other rights to purchase or subscribe for Common Stock which, in each case, had been issued in compliance with Section 3.1(a) or Section 3.1(c)(i), (iii) securities issued pursuant to any stock split, stock dividend or other similar stock recapitalization, or (iv) shares of Common Stock issued pursuant to any Public Offering, provided that the action referred to in clause (i), (iii) or (iv) of this Section as the case may be, shall have been approved (to the extent required) in accordance with the provisions of this Agreement.

         (d) A closing for the purchase of Maintenance Securities pursuant to this Section 3.1(d) shall occur on the later of (i) the date on which such public or private issuance occurs and (ii) such date as may be agreed to by the Investor and the Company, at a time and place specified by the Investor in a notice provided to the Company at least ten (10) days prior to such specified closing date. In connection with such closing, the Company and the Investor shall provide such customary closing certificates and opinions as the Investor or the Company, as appropriate, shall reasonably request.


                                   ARTICLE 4
                 ACQUISITIONS OF ADDITIONAL EQUITY SECURITIES

         SECTION 4.1. Limitation on Additional Acquisitions. (a) From the Effectiveness of this Agreement until the first anniversary thereof, the Investor shall not, and shall use its best efforts to cause each member of the Investor Group not to, directly or indirectly, purchase or otherwise acquire any Equity Securities of the Company if, after giving effect thereto, the Investor Group Interest would exceed 49.99%. Notwithstanding the foregoing, the Investor Group or one or more members thereof may acquire, directly or indirectly, by purchase or otherwise, Equity Securities resulting in the Investor Group Interest exceeding such limitation in the event (i) any Person or Group makes an Acquisition Proposal (as defined in the Merger Agreement);
(ii) Mafco or any Affiliate thereof shall after the Effective Time acquire Equity Securities representing 1% or more of the Total Voting Power; (iii) any Person or Group acquires beneficial ownership of Equity Securities representing 5% or more of Total Voting Power (10% or more in the case of beneficial ownership permitted to be reported on Schedule 13G under the Exchange Act); or (iv) there shall have been a material adverse change in the business, financial condition or operations of the Company for, or which would reasonably be expected to continue for, a sustained period and the Investor shall have determined in good faith that the acquisition of additional Equity Securities is reasonably necessary to protect its investment in the Company.

         (b) From the first anniversary of the Effectiveness of this Agreement until the third anniversary of the Effectiveness of this Agreement, the Investor shall not and shall use its best efforts to cause each member of the Investor Group not to, directly or indirectly, purchase or otherwise acquire, or propose or offer to purchase or acquire, any Equity Securities of the Company, whether by tender offer, Market Purchase, privately negotiated purchase, merger or otherwise, except that the Investor Group may acquire Equity Securities to the extent that after giving effect thereto, the Investor Group Interest would not exceed 75%.

         (c) Anything to the contrary notwithstanding in Section 4.1(a) or (b), the Investor Group may acquire Equity Securities, notwithstanding the fact that, after giving effect thereto, the Investor Group Interest would exceed 75%, if the Investor Group (or a member or Affiliate thereof, as the case may be) offers, prior to consummating such purchase, to purchase all outstanding Equity Securities and holders of Equity Securities representing more than 50% of the outstanding Equity Securities (excluding any Equity Securities held by the Investor Group) accept such offer and the Investor Group ( or a member or Affiliate thereof, as the case may be) consummates such purchase.


                                   ARTICLE 5
                        TRANSFERS OF EQUITY SECURITIES

         SECTION 5.1. Transfers of Equity Securities. The Investor agrees not to sell or otherwise transfer any Equity Securities except pursuant to (x)
Section 9.5 hereof and (y) (i) a Public Offering in accordance with Article 6,
(ii) Rule 144 or Rule 144A, or (iii) any other transaction in compliance with the Securities Act, state securities laws and other applicable laws.


                                   ARTICLE 6
                              REGISTRATION RIGHTS

         SECTION 6.1. Demand Registration. (a) From and after the Effectiveness of this Agreement, the Investor may make a written request to the Company for registration under the Securities Act of Registrable Securities subject to the conditions set forth in Section 6.2 and Section
6.3 hereof (a "Demand Registration"). Such request will specify the number of shares of or warrants constituting Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Following the Investor's request, the Company will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Investor so as to permit the disposition (in accordance with the intended methods thereof as aforesaid) of such Registrable Securities.

         (b) If the Investor so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of Public Offering. The Investor shall select the managing underwriters and any additional investment bankers and managers to be used in connection with a Demand Registration pursuant to a Public Offering, provided that such managing underwriters shall be of national standing and any additional investment bankers or managers must be reasonably satisfactory to the Company.

         SECTION 6.2. Conditions to Demand Registrations. The obligations of the Company to take the actions contemplated by Section 6.1 with respect to an offering of Registrable Securities shall be subject to the following conditions:

         (a) the Registrable Securities requested to be registered shall (unless reduced pursuant to Section 6.5) constitute at least 2% of the equivalent outstanding Equity Securities or at least 5% of the Registrable Securities at such time, whichever amount is smaller;

         (b) there shall not have been consummated more than one offering pursuant to a Demand Registration within the preceding 12 month period;

         (c)(x) if the Investor Group Interest shall be less than 30% but more than 20%, no more than three other Demand Registrations shall have been effected after the date on which the Investor Group Interest was reduced to less than 30%, (y) if the Investor Group Interest shall be less than 20% but more than 10%, no more than two other Demand Registrations shall have been effected after the date on which the Investor Group Interest was reduced to less than 20% and (z) if the Investor Group Interest shall be less than 10%, no more than one other Demand Registration shall have been effected after the date on which the Investor Group Interest was reduced to less than 10%;

         (d) the Investor shall conform to all applicable requirements of the Securities Act and the Exchange Act with respect to the offering and sale of securities and shall advise each underwriter, broker or dealer through which any of the Registrable Securities are offered that the Registrable Securities are part of a distribution that is subject to the prospectus delivery requirements of the Securities Act; and

         (e) the Investor shall use all reasonable efforts to effect as wide a distribution of such Registrable Securities as is reasonably practicable, and in no event shall any sale of Registrable Securities be made knowingly to any Person who beneficially owns 5% or more of the Total Voting Power (including such Person's Affiliates and any Person which to the knowledge of the Investor is, or who, after giving effect to such sale, would be part of any 13D Group).

         SECTION 6.3. Additional Conditions to Demand Offerings. Notwithstanding the provisions of Sections 6.1 and 6.2, the Company's obligations pursuant to Section 6.1 shall be suspended if (a) the fulfillment of such obligations would require the Company to make a disclosure that would, in the reasonable good faith judgment of the Company's Board of Directors, be materially detrimental to the Company and premature, (b) the Company has filed a Registration Statement with respect to Equity Securities to be distributed in a Public Offering and it is advised by its lead or managing underwriter that an offering by the Investor of the Registrable Securities would materially adversely affect the distribution of such Equity Securities or (c) the fulfillment of such obligations would require the Company to prepare audited financial statements not required to be prepared for the Company to comply with its obligations under the Exchange Act as of any date not coincident with the last day of any fiscal year of the Company. Such obligations of the Company shall be reinstated (x) in the case of clause (a) above, upon the making of such disclosure by the Company (or, if earlier, when such disclosure would either no longer be necessary for the fulfillment of such obligations or no longer be detrimental), (y) in the case of clause (b) above, upon the conclusion of any period during which the Company would not, pursuant to the terms of its underwriting arrangements, be permitted to sell securities of the Company for its own account and (z) in the case of clause (c) above, as soon as it would no longer be necessary to prepare such financial statements to comply with the Exchange Act.

         SECTION 6.4. Piggyback Registration. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of any securities of the Company (a) for the Company's own account (other than a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or (b) the account of any Other Holder (other than Mafco or any of its Affiliates), then the Company shall give written notice of such proposed filing to the Investor as soon as practicable (but in no event less than 20 Business Days before the anticipated filing date), and such notice shall offer the Investor the opportunity to register such number of shares of (or Warrants constituting) Registrable Securities as the Investor may request on the same terms and conditions as those applicable to the Securities of the Company or of the Other Holders in the offering (a "Piggyback Registration"). Upon the written request of the Investor made within ten days after the receipt of notice from the Company (which request shall specify the amount and types of Registrable Securities intended to be issued or disposed of), the Company will use its best efforts to effect the registration under the Securities Act of all such Registrable Securities which the Company has been so requested to register by such Investor, to the extent requisite to permit the disposition of such Registrable Securities to be so registered, provided that (i) if such registration involves a Public Offering, the Investor must sell its Registrable Securities to the underwriters on the same terms and conditions as apply to the Company and (ii) if, at any time after giving written notice of its intention to register any securities of the Company pursuant to this Section 6.4 and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to the Investor and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (without prejudice, however, to rights of the Investor under Section 6.1 hereof). No registration effected under this Section 6.4 shall relieve the Company of its obligations to effect any Demand
Registration to the extent required by Section 6.1 hereof.

         SECTION 6.5. Reduction of Offering. Notwithstanding anything contained herein, if the managing underwriter of an offering described in
Section 6.1 or Section 6.4 delivers a written opinion to the Company advising that (a) the size of the offering that the Investor, the Company and any Other Holders intend to make or (b) the combination of securities that the Investor, the Company and such Other Holders intend to include in such offering are such that the success of the offering would be materially and adversely affected, then (A) if the size of the offering is the basis of such underwriter's opinion, the amount of Registrable Securities to be offered for the account of the Investor shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter, provided that (x) in the case of a Demand Registration, the amount of Registrable Securities to be offered for the account of the Investor shall be reduced only after the amount of securities to be offered for the account of the Company and such Other Holders has been reduced to zero, and (y) in the case of a Piggyback Registration, if securities are being offered for the account of Other Holders, then the proportion by which the amount of such Registrable Securities intended to be offered for the account of the Investor is reduced shall not exceed the proportion by which the amount of such securities intended to be offered for the account of such Other Holders is reduced; and (B) if the combination of securities to be offered is the basis of such underwriter's opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above (subject to the proviso in clause (A)), and (y) in the case of a Piggyback Registration, if the actions described in sub-clause (x) of this clause (B) would, in the judgment of the managing underwriter, be insufficient substantially to eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

         SECTION 6.6. Filings; Registration Procedures. Whenever the Investor requests that any Registrable Securities be registered pursuant to
Section 6.1 hereof, the Company will use its reasonable efforts to effect the registration of such Registrable Securities as promptly as is practicable, and in connection with any such request:

         (a) The Company will as expeditiously as possible prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof. A registration will not count as a Demand Registration until a Registration Statement shall have become effective under the Securities Act and remained effective for at least 270 days (or such shorter period in which all Registrable Securities of the Investor included in such registration have actually been sold thereunder), provided that, if after any Registration Statement requested pursuant to Section 6.1 becomes effective, such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court solely due to the actions or omissions to act of the Company, such registration shall not be considered a Demand Registration.

         (b) The Company will, if requested, prior to filing such Registration Statement or any amendment or supplement thereto, furnish to the Investor and each applicable managing underwriter, if any, copies thereof, and thereafter furnish to the Investor and each such underwriter such number of copies of such Registration Statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such Registration Statement (including each preliminary prospectus) as the Investor or each such underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

         (c) The Company will use all reasonable efforts to cause the Registerable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Investor to consummate the disposition of such Registrable Securities.

         (d) After the filing of the Registration Statement, the Company will
(i) prepare and file with the SEC such amendments and post-effective amendments to the registration statement as may be necessary to keep such registration statement effective for a reasonable period not to exceed 270 days; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus and promptly notify the Investor of any stop order issued or, to the Company's knowledge, threatened to be issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

         (e) The Company will endeavor to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Investor reasonably requests, provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.6(e), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

         (f) The Company will as promptly as is practicable notify the Investor, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly make available to the Investor and to the underwriters, if any such supplement or amendment. The Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, the Investor will forthwith discontinue the offer and sale of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until receipt by the Investor and the underwriters, if any, of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Investor will deliver to the Company all copies, other than permanent file copies then in the Investor's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective as provided in
Section 6.6(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Investor such supplemented or amended prospectus.

         (g) The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of the Registrable Securities covered by a Registration Statement in accordance herewith.

         (h) The Company shall make available for inspection by the Investor, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by the Investor or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration, provided that (i) records and information obtained hereunder shall be used by such Persons only to exercise their due diligence responsibility and (ii) records or information which the Company determines, in good faith, to be confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in the Registration Statement or (y) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction. The Investor shall use reasonable efforts, prior to any such disclosure, to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in the Registration Statement. The Investor further agrees that it will, upon learning that disclosure of such Records or information is sought in a court or governmental authority, give notice to the Company and allow the Company, at the expense of the Company, to undertake appropriate action to prevent disclosure of the Records or information deemed confidential; the Investor agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public.

         (i) The Company will furnish to the Investor and to each underwriter, if any, a signed counterpart, addressed to the Investor or such underwriter, if any, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Investor or the managing underwriter reasonably requests.

         (j) The Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         (k) The Company will use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

         (l) The Company may require the Investor promptly to furnish in writing to the Company such information regarding the Investor, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

         SECTION 6.7. Registration Expenses. In connection with any Demand Registration or any Piggyback Registration, the Company shall pay the Registration Expenses.

         SECTION 6.8. Indemnification by the Company. The Company agrees to indemnify, to the fullest extent permitted by law, the Investor and directors, officers and controlling Persons of the Investor (within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including attorneys' fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement or prospectus (each as amended and or supplemented, if the Company shall have furnished any amendments or supplements thereto) or preliminary prospectus relating to the Registrable Securities, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, provided that the Company shall not be required to indemnify the Investor or the officers, directors or controlling Persons of the Investor for any losses, claims, damages, liabilities or expenses resulting from any such untrue statement or omission if such untrue statement or omission is made in reliance on and conformity with any information with respect to the Investor furnished to the Company by the Investor expressly for use therein, and further provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Investor if a copy of the most current at the time of the delivery of the Registrable Securities prospectus was not provided to purchaser and such current prospectus would have cured the defect giving rise to such loss, claim, damage or liability. In connection with an underwritten offering, the Company will indemnify any underwriter thereof, the officers and directors of such underwriter, and each Person who controls such underwriter (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Investor, provided that such underwriter agrees to indemnify the Company to the same extent as provided below with respect to the indemnification of the Company by the Investor.

         SECTION 6.9. Indemnification by the Investor. In connection with any registration in which the Investor is participating, the Investor will furnish to the Company in writing such information and affidavits with respect to the Investor as the Company reasonably requests for use in connection with any such registration, prospectus, or preliminary prospectus and agrees to indemnify the Company, its directors, its officers who sign the Registration Statement and each Person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or of Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from the Company to the Investor, but only with respect to information relating to the Investor furnished to the Company in writing by the Investor expressly for use in the Registration Statement, the prospectus, any amendment or supplement thereto, or any preliminary prospectus.

         SECTION 6.10. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to
Section 6.8 or Section 6.9, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying
Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this Section 6.10, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (B) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

         SECTION 6.11. Contribution. (a) If the indemnification provided for in this Article 6 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Article 6, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Investor and the underwriters from the offering of the securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, the Investor and the underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Investor and the underwriters shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each of the Company and the Investor Group and the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover of the prospectus, bear to the aggregate public offering price of the securities. The relative fault of the Company, the Investor and the underwriters shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, each such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.10, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.11 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding Section 6.11(a). Notwithstanding the provisions of this Article 6, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Equity Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Investor shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by the Investor Group exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (c) If indemnification is available under this Article 6, the Indemnifying Party shall indemnify each Indemnified Party to the full extent provided in Sections 6.8 and 6.9 without regard to the relative fault of said Indemnifying Party or Indemnified Party or any other equitable consideration provided for in this Section 6.11.


                                   ARTICLE 7
                           FURNISHING OF INFORMATION

         SECTION 7.1. Furnishing of Information. (a) The Company will furnish or make available to the Investor any documents filed by the Company pursuant to each of Section 13, 14 and 15(d) of the Exchange Act (or successor provisions) and all annual, quarterly or other reports furnished to the Company's public security holders and all such other information concerning the Company and its Subsidiaries as the Investor may reasonably request.

         (b) From and after the Effectiveness of this Agreement, the Company shall furnish to the Investor:

             (i) within 60 days after the end of each fiscal year, its consolidated balance sheet and related statements of income and changes in financial position, showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by the Company's independent public accountants of recognized international standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP consistently applied; and

            (ii) within 30 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income and changes in financial position, showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of the senior financial officers as fairly presenting the financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments.

         (c) At the request of the Investor, at such time as the Investor is required to include the financial results of the Company in the Investor's financial statements, the Company shall cooperate with and assist the Investor in the translation of the financial statements referred to in Subsection (a) above in order to conform such financial statements to international accounting standards.

         (d) The Company shall deliver to the Investor, within a reasonable period of time after receipt of a request from the Investor, the statement required by Treasury Department Regulation Section 1.897-2(h)(1) (relating to the Company's and each of its Subsidiaries' status as a United States Real Property Holding Corporation) without regard to whether the Company's Equity Securities are publicly traded at the time such statement is requested.


                                   ARTICLE 8
                                   COVENANTS

         SECTION 8.1. Rule 144 and Rule 144A. (a) The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such reporting requirements.

         (b) If the Investor desires to transfer any of its securities of the Company pursuant to Rule 144A, the Company will promptly, upon request by the Investor, use its best efforts to facilitate the consummation of such Rule 144A transaction in accordance with the requirements of such Rule and with such request and shall take all necessary or appropriate actions in connection therewith, including but not limited to (i) preparing of an offering memorandum with respect to such transaction containing information customarily included in connection with Rule 144A transactions of the type contemplated by the request, (ii) taking the actions, to the extent requested by the Investor, referred to in Section 6.6(e), (h) and (i) and (iii) conducting "road show" presentations as reasonably requested by such Investor. Notwithstanding the previous sentence, if the Investor Group Interest shall be less than 30%, the Company will only be required to facilitate the consummation of such Rule 144A transaction as follows: (x) if the Investor Group Interest shall be less than 30% but more than 20%, no more than three other Rule 144A transactions shall have been effected after the date on which the Investor Group Interest was reduced to less than 30%, (y) if the Investor Group Interest shall be less than 20% but more than 10%, no more than two other Rule 144A transactions shall have been effected after the date on which the Investor Group Interest was reduced to less than 20% and (z) if the Investor Group Interest shall be less than 10%, no more than one other Rule 144A transaction shall have been effected after the date on which the Investor Group Interest was reduced to less than 10%. The Company shall pay all expenses in connection with any Rule 144A transaction pursuant hereto to the same extent the Company would be obligated to pay Registration Expenses in connection with a Demand or Piggyback Registration pursuant to Section 6.7.

         SECTION 8.2. No Inconsistent Agreements. The Company is not bound by any agreement and will not hereafter enter into any agreement, with respect to its securities which conflicts or is inconsistent with the rights granted to the Investor, the Investor Group or Investor Directors.


                                   ARTICLE 9
                                 MISCELLANEOUS

         SECTION 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including by telecopy or similar writing) and shall be given:

     if to the Investor, to:     HLR Holdings Inc.
                                 1403 Foulk Road
                                 Suite 102
                                 P.O. Box 8985
                                 Wilmington, Delaware 19899
                                 Attention: William D. Johnston
                                 Telecopy: (302) 571-1253

                                 Roche Holdings, Inc.
                                 c/o Peter Schiller
                                 Hoffstots Lane
                                 Sands Point, NY  11050
                                 Telecopy: (516) 944-9730

     if to the Roche Holder, to: Hoffmann-La Roche Inc.
                                 340 Kingsland Street
                                 Nutley, New Jersey 07110
                                 Attention:  General Counsel
                                 Telecopy: (201) 235-2800

     if to the Company, to:      National Health Laboratories Holdings Inc.
                                   (to be renamed Laboratory Corportion
                                   of America Holdings)
                                 358 South Main Street
                                 Burlington, North Carolina 27215
                                 Attention:  General Counsel

     in each case,
     with a copy to:             Davis Polk & Wardwell
                                 450 Lexington Avenue
                                 New York, New York  10017
                                 Attention:  Peter R. Douglas, Esq.
                                 Telecopy: (212) 450-4800


         if to Directors, to their respective business addresses with a copy to the Investor and to the Company,

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each the other party hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

         SECTION 9.2. Amendments; Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Investor and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective, provided that no such amendment or waiver by the Company shall be effective without the approval of a majority of the Independent Directors.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.3. Severability. If any provision of this Agreement or the application thereof to either party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

         SECTION 9.4. Entire Agreement. The Merger Agreement, this Agreement, and the agreements contemplated hereby and thereby constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

         SECTION 9.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer all or any of its rights or obligations under this Agreement without the consent of the other party hereto, except that the Investor may assign, delegate or otherwise transfer all or any of its rights or obligations under this Agreement to any other member of the Investor Group without the consent of the Company, provided that such member agrees in writing to be bound by the provisions hereof. The Investor shall cause any Person who shall have acquired 30% of the Total Voting Power from the Investor to agree in writing to assume the obligations of the Investor hereunder and to be bound by the provisions hereof whereupon such Person shall become entitled to all of the rights and benefits accruing to the Investor hereunder.

         SECTION 9.6. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and each Person who becomes a party hereto or bound by the terms of this Agreement, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person, other than the parties hereto and their respective permitted successors and assigns, any right, benefit or remedy of any nature or kind whatsoever under or by reason of this Agreement.

         SECTION 9.7. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective upon the Effectiveness of this Agreement.

         SECTION 9.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed and to be fully performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be brought by the parties and heard and determined only in a Delaware state court or a federal court sitting in that State and the parties hereto consent to jurisdiction before and waive any objections of venue to the Delaware Chancery Court.

         SECTION 9.9. Specific Performance. The Company and the Investor each acknowledge and agree that the Investor's and the Company's respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, each agrees that, in the event of a breach or threatened breach by the Company or the Investor of the provisions of this Agreement, in addition to any remedies at law, the Investor and the Company, respectively, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

         SECTION 9.10. Termination. Except as provided below, the provisions of this Agreement shall terminate if the Investor Group Interest shall be less than 30%, provided, however, that (x) the provisions of Sections 2.1(a), 2.1(d), 2.1(f) (insofar as it relates to the replacement of an Investor Director), 2.1(g), 2.2, 2.3(b), 2.3(c), 2.6 (insofar as it relates to the replacement of an Investor Director) and 2.9 (insofar as the first sentence thereof) shall not terminate unless the Investor Group Interest shall be less than 10%, (y) the provisions of Articles 6 and 8 shall not terminate until such time as the Investor Group does not own any Registrable
Securities (except for Section 6.4, which shall terminate if the Investor Group Interest shall be less than 20%) and (z) Article shall not terminate unless the Investor Group Interest shall be less than 20%. Article 1 and
Article 9 shall not terminate unless as set forth above all other provisions of this Agreement shall have terminated. In the event that the Investor Group Interest shall be greater than 50%, then the provisions of
Article 2 shall terminate but shall be reinstated, at the request of the Investor, if the Investor Group Interest shall later be 50% or lower.

         SECTION 9.11. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of any of them in the negotiation, administration, performance and enforcement thereof.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                HLR HOLDINGS INC.

                                By: /s/ Bradford T. Smith
                                    --------------------------
                                    Name:  Bradford T. Smith
                                    Title: Assistant Secretary



                                ROCHE HOLDINGS, INC.

                                By: /s/ Henri B. Meier
                                    --------------------------
                                    Name:  Henri B. Meier
                                    Title: Vice President & Treasurer



                                HOFFMANN-LA ROCHE INC.

                                By: /s/ Thomas P. Mac Mahon
                                    --------------------------
                                    Name:  Thomas P. Mac Mahon
                                    Title: Senior Vice President



                                NATIONAL HEALTH LABORATORIES HOLDINGS INC.

                                By: /s/ James R. Maher
                                    --------------------------
                                    Name:  James R. Maher
                                    Title: President & Chief Executive Officer